UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 21, 2006
CVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

California	0-10140	95-3629339

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Haven Avenue, Ontario, California		91764

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (909) 980-4030
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Enter into a Material Definitive Agreement.
     On June 21, 2006, the Compensation Committee of CVB Financial Corp. (the “Company”) approved a revised form of stock option agreement for administration in connection with the Company’s 2000 Stock Option Plan. The revised option agreement includes, among other things, nonsolicitation provisions which restrict an option recipient from soliciting customers or employees of the Company or Citizens Business Bank for a period of 12 months following termination of employment.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On June 21, 2006 the Board of Directors of the Company amended the Company’s Bylaws (a) to provide that the Board of Directors may fix the number of directors from time to time within the limits specified within the Bylaws by resolution; and (b) to fix the number of directors at eight (8).
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits.

3.1	CVB Financial Corp. Bylaws, as amended

10.1	Revised Form of Stock Option Agreement for CVB 2000 Stock Option Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVB FINANCIAL CORP.
Date: June 22, 2006	By:	/s/ Edward J. Biebrich, Jr.
Edward J. Biebrich, Jr.
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
3.1	CVB Financial Corp. Bylaws, as amended
10.1	Revised Form of Stock Option Agreement for 2000 Stock Option Plan

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